UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 16, 2021

Bakhu Holdings, Corp.

(Exact name of Company as specified in its charter)

Nevada	000-55862	26-0510649
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One World Trade Center, Suite 130 Long Beach, CA 90831 (Address of Principal Executive Offices) (310) 891-1959 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

ADDITIONAL INFORMATION

You are urged to read this Current Report carefully. This Current Report is not all-inclusive and does not contain all the information that you may desire in evaluating the Company. You must conduct and rely on your own evaluation of the Company, including the merits and risks involved in making a decision to invest in our stock. No representations or warranties of any kind are intended nor should any be inferred with respect to the economic viability of the Company or with respect to any benefits, which may accrue as a result of an investment in the Company. The Company does not in any way represent, guarantee or warrant an economic gain or profit with regard to our business. We do not in any way represent or warrant the advisability of investing in our stock. Any projections, forecasts, or other forward-looking statements or opinions contained in this Current Report constitute estimates by us based upon sources deemed to be reliable, but the accuracy of this information is not guaranteed nor should you consider the information all-inclusive.

As used in this Current Report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company,” and “Bakhu” refer to Bakhu Holdings, Corp.

Item 1.01Entry into a Material Definitive Agreement.

Executive Employment Agreement

Effective September 16, 2021, the Company appointed Dr. Teddy C. Scott, Jr. as Chief Executive Officer of the Company.  The Company entered into an executive employment agreement dated as of September 16, 2021 (the “Agreement”) with Dr. Scott, which sets forth the terms and conditions of Dr. Scott’s employment as Chief Executive Officer of the Company.

Dr. Scott’s employment with the Company will be considered “at-will” employment, and either the Company or Dr. Scott may terminate the Agreement with or without cause.  In the event of Dr. Scott’s termination of employment, for any reason, the Company shall pay to Dr. Scott: (i) any base salary earned, but unpaid, through the date of termination of employment; (ii) reimbursement for unreimbursed business expenses properly incurred by Dr. Scott, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and (iii) such equity compensation, if any, to which Dr. Scott may be entitled as of the date of termination of employment.

The Company shall pay Dr. Scott an annualized base salary of $1.00.  Effective September 16, 2021, the Company will grant to Dr. Scott a non-qualified stock option to purchase five million (5,000,000) shares of the Company’s common stock, with an exercise price equal to $4.50 per share, pursuant to the terms and provisions of the Bakhu Holdings, Corp. 2020 Long-Term Incentive Plan (the “Plan”), the Agreement and a stock option award agreement (the “Scott Option”).  Six hundred twenty-five thousand (625,000) shares subject to the Scott Option immediately vest on September 16, 2021, and ninety-three thousand eighty-five (93,085) shares subject to the Scott Option shall vest on the first day of each calendar month thereafter over a period of forty-seven (47) months; provided, that in the 47th month following September 16, 2021 all shares subject to the Scott Option that remain unvested shall vest.

Pursuant to the terms of the Agreement, the Company shall indemnify Dr. Scott against any and all losses incurred by reason of the fact that he is or was a director, officer, agent or advisor of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company or other entity or enterprise, in each case to the fullest extent permitted by Nevada law.

Additionally, Dr. Scott will be subject to restrictions on solicitation of employees and customers of the Company for a period of two (2) years following the cessation of Dr. Scott’s employment with the Company.

The foregoing summary description of the terms of the Agreement is a summary only and does not purport to be complete, may not contain all information that is of interest to the reader and is qualified in its entirety by reference to the full text of such agreement, attached hereto as Exhibit 10.01.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director and President and Chief Executive Officer

On September 16, 2021, the Company accepted the resignation of Thomas K. Emmitt as a member of the Board of Directors of the Company (the “Board”) and as the President and Chief Executive Officer of the Company, in each case effective as of September 16, 2021.  Mr. Emmitt served as the principal executive officer of the Company.

Mr. Emmitt previously received a non-qualified stock option to purchase three hundred thousand (300,000) shares of the Company’s common stock on September 22, 2020 pursuant to the Plan (the “Emmitt Option”).  Since the grant date of the Emmitt Option, two hundred eighty thousand (280,000) shares subject to the Emmitt Option have vested as of September 16, 2021 and the remaining twenty thousand (20,000) shares subject to the Emmitt Option would have vested on September 22, 2021 if Mr. Emmitt had remained a member of the Board through such date.  In connection with Mr. Emmitt’s resignation, and in light of Mr. Emmitt’s long-standing service to the Company, the Board has agreed to accelerate the vesting of the remaining twenty thousand (20,000) shares subject to the Emmitt Option such that all shares subject to the Emmitt Option shall be vested as of September 16, 2021.

Election of Director and Chair of the Board of Directors and Appointment of President and Chief Executive Officer

On September 16, 2021, the Company elected Dr. Scott to serve as a member of the Board and as the Chair of the Board of Directors of the Company and appointed Dr. Scott as the President and Chief Executive Officer of the Company, in each case effective as of September 16, 2021.  Dr. Scott will serve as the principal executive officer of the Company.  Dr. Scott has not been named to serve on any committee of the Board. There are no arrangements or understandings between Dr. Scott and any other persons pursuant to which he was elected as a director. Dr. Scott does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no family relationship between Dr. Scott and any of the Company’s other directors or executive officers.  Dr. Scott’s biography is below:

Teddy C. Scott, age 55, Ph.D., J.D., has more than twenty (20) years of experience in biotechnology research, intellectual property law and the cannabis industry.  Dr. Scott is the founder and former Chief Executive Officer of PharmaCann, where he was Chief Executive Officer from 2014 to 2019, and he was Chief Executive Officer of Ethos Cannabis from 2020 to 2021.  Since 2019, Dr. Scott is also a founder and currently serves as a director of SmartHealth Catalyzer, a company that focuses on advancing biotechnology developed at Midwestern universities.  Dr. Scott’s legal experience, primarily involving patents, licensing and strategic partnerships focusing on the drug, pharmaceutical and medical device areas, was at law firms including Polsinelli PC from 2006 to 2015, of which he was a shareholder; Howrey LLP, from 2003 to 2006; Katten Muchin Zavis Rosenman, from 2001 to 2003; Wilson Sonsini Goodrich & Rosati, from 2000 to 2001; and McDonnell Boehnen Hulbert & Berghoff, from 1998 to 2000.  Dr. Scott earned a BS in Biochemistry from Texas Tech University in 1990; received a Ph.D. in Molecular Biophysics from the University of Texas Southwestern Medical Center in 1997; attended the Southern

Methodist University Dedman School of Law from 1997 to 1998; and received his J.D., cum laude, from the Northwestern University Pritzker School of Law in 2000.

Dr. Scott has been recognized for his leadership in the development of the U.S. cannabis industry by shaping production and development standards for creating high quality, reliable cannabis products.  After an extensive international search, the Board found a direct skills match with the Company’s objectives to maximize its years of research and development and laboratory testing in cell replication technology and related proprietary equipment, processes and formulation to produce, manufacture and sell cannabis-related (cannabinoid) products.

Item 8.01 Other Events.

On September 20, 2021, the Company issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
10.1	Executive Employment Agreement dated September 16, 2021 (1)
99.1	Press Release dated September 20, 2021

(1)  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS, CORP.

Date: September 21, 2021	/S/ Teddy C. Scott
By: Teddy C. Scott Its: President and Chief Executive Officer (Principal Executive Officer)